EXHIBIT D.2




[LOGO] Western Massachusetts                   260 Franklin Street - 21st floor
       Electric                                Boston, MA 02110-3179
                                               (617) 345-4778
                                               Fax (617) 345-4780


                                               Steve Klionsky
                                               Senior Counsel


                                      December 5, 1997




Mary L. Cottrell, Secretary
Department of Telecommunications and Energy
100 Cambridge Street, 12th Floor
Boston, Massachusetts 02202

Re: Petition of Western Massachusetts Electric Company for Approval of Proposed Modifications to Certain Nuclear Fuel Financing Arrangements

Dear Ms. Cottrell:

     Western Massachusetts Electric Company ("WMECO") hereby requests approval by the Department of Telecommunications and Energy ("Department"), pursuant to M.G.L. c. 164, <section>17A, of proposed changes to certain nuclear fuel financing arrangements utilized by the Niantic Bay Fuel Trust (the "Trust") as a part of the financing arrangements for WMECO's and The Connecticut Light and Power Company's (together with WMECO, the "Companies") interest in the nuclear fuel for the Millstone nuclear generating units.

     In D.P.U. 91-129 (December 13, 1991), the Department approved a restructuring of the nuclear fuel financing arrangements, which included a $230,000,000 bank revolving credit facility (the "Facility"). The credit agreement for the Facility provides for an initial term of three years and for successive extensions in one-year increments upon the request of the Companies and the consent of all the banks. The Facility is presently scheduled to mature on February 19, 1998. As detailed in the attached written testimony of David R. McHale, the purpose of this application is to seek authority to allow the Trust to pay additional fees and interest under the Facility so that it can be extended for nine months. It is expected that a more permanent restructuring of the Facility can occur after the Millstone units begin to return to service in 1998.

     In order to enable the Companies to extend the Facility prior to its maturity, WMECO requests approval of this request by January 21, 1998.


     Enclosed are one original and nine copies of this application, along with a filing fee of $100.


                              Sincerely,


                              /s/ Stephen Klionsky
                              Stephen Klionsky




cc:  Mike Ernst, General Counsel

                COMMONWEALTH OF MASSACHUSETTS

         DEPARTMENT OF TELECOMMUNICATIONS AND ENERGY



PETITION OF WESTERN      )
MASSACHUSETTS ELECTRIC   )
COMPANY FOR APPROVAL OF  )    D.T.E. ______________
PROPOSED MODIFICATIONS   )
TO CERTAIN NUCLEAR FUEL  )
FINANCING ARRANGEMENTS   )



A.   INTRODUCTION

     1.   This is a petition by Western Massachusetts Electric Company

(WMECO or the Petitioner), a subsidiary of Northeast Utilities and an electric utility company duly organized and existing under the laws of the

Commonwealth and subject to the jurisdiction of the Massachusetts

Department of Telecommunications and Energy (the Department) under

Massachusetts General Laws Chapter 164.  The Petitioner is seeking the

Department's approval, under <section> 17A  of such Chapter and certain orders of the Department in prior dockets, identified below, of certain proposed modifications to the terms of its nuclear fuel financing arrangements and for extension of the Department's authorization for such nuclear fuel financing arrangements.

     BACKGROUND

     2.   The Petitioner is an electric company duly organized and existing under the laws of the Commonwealth.

     3.   The exact legal name of the Petitioner and its principal place of business are:

          Western Massachusetts Electric Company
          174 Brush Hill Avenue
          West Springfield, Massachusetts 01089

     4.   The name, title, address and telephone number of the attorneys or other persons to whom correspondence or communications in regard to this application are to be addressed:

          David R. McHale
          Assistant Treasurer - Finance
          Western Massachusetts Electric Company
          c/o Northeast Utilities Service Company
          P.O. Box 270
          Hartford, Connecticut 06141
          Telephone: (860) 665-5601

and

          Jane P. Seidl, Esq.
          Western Massachusetts Electric Company
          c/o Northeast Utilities Service Company
          P.0. Box 270
          Hartford, Connecticut  06141-0270
          (860) 665-5051


     5.   The Petitioner and The Connecticut Light and Power Company (CL&P

and, together with the Petitioner, the Companies) and own approximately

18.779% and 81.221% (aggregating 100%), respectively, of Millstone Unit

Nos. 1 and 2 and are responsible for the fuel costs of those units.  The

Petitioner and CL&P own approximately 12.239% and 52.933% (aggregating

65.172%), respectively, of Millstone Unit No. 3 (and are responsible for a like percentage of the fuel costs of Millstone Unit No. 3).  The other joint owners of Millstone Unit No. 3 are responsible for the remainder of the fuel costs for that unit.

     6.   The Niantic Bay Fuel Trust (the Trust) was formed in order to provide an efficient framework for the financing of the Companies' interest in the nuclear fuel for the Millstone nuclear units.

     7.   On December 15, 1981, the Department issued an order in D.P.U.

873 approving WMECO's participation in the Trust.  The order required WMECO to obtain the Department's prior approval of material amendments to the

Trust's arrangements before they become effective.  WESTERN MASSACHUSETTS

ELECTRIC COMPANY, D.P.U 873, p. 15 (1981); WESTERN MASSACHUSETTS ELECTRIC

COMPANY, D.P.U. 873-A, p. 1 (1982).

     8.   In its Order dated December 13, 1991 in Docket No.  91-129 (the

Order), the Department approved a restructuring of the nuclear fuel financing arrangements, which included a $230,000,000 bank credit facility

(the Facility).  The Order authorized the credit agreement for the Facility

(the Credit Agreement) for an initial term of three years with successive extensions in one year increments upon the request of the Companies and the consent of the banks.

     9.   Under the Credit Agreement, each participating bank is severally responsible for making advances (each, a Ratable Advance) in an amount not to exceed the amount of its commitment, ratably in proportion to the aggregate commitment of all the participating banks.  Each Ratable Advance bears interest at a rate selected by the Trustee, as directed by the

Companies, from among three options:  (i) Eurodollar Rate plus an increment which shall not exceed 0.50%; (ii) a Fixed CD Rate plus an increment which shall not exceed 0.875%; or (iii) a Floating Rate equal to the higher of

(A) a rate based on the overnight federal funds rate, plus 0.50% and (B)

the Agent's corporate base rate.  The restructuring of the Trust's financing arrangements also required numerous changes to the previous documentation with respect to those arrangements.

     10.  The Facility is presently scheduled to mature on February 19,

1998.  In light of their current financial circumstances, the Companies are required to reduce the amount of and re-price the Facility in order to extend the Facility for an additional nine months until a more comprehensive restructuring of the Facility can occur in a more favorable climate, after the Millstone units begin to return to service.

     11.   The modifications to the terms of the Facility will be effected through an amendment of the Credit Agreement.



C.   DESCRIPTION OF PROPOSED CHANGES TO THE CREDIT AGREEMENT

     12.  The amount of the banks' commitment under the Facility will be lowered from $230,000,000 to $100,000,000.

     13.  The Companies will pay a higher interest rate under the Facility.

The proposed amendment would (i) increase the maximum spread over the

Eurodollar Rate from 0.50% to 1.625%, (ii) increase the maximum spread over the  Fixed CD Rate from 0.875% to 1.75% and (iii) under the second Floating

Rate option, provide for an increase from the Agent's corporate base rate to a spread of 0.50% per annum over the Agent's corporate base rate.

     14.  The maturity of the Facility will be extended through November

19, 1998.  In the interests of greater financial flexibility, the

Petitioner requests that the Department authorize the Petitioner to effect future extensions for any intervals of up to two years with the consent of the banks and with terms at least as favorable as those approved in the

Order as modified herein with respect to interest rates.

     15.  The Companies will pay the following fees in connection with the proposed amendment of the Facility: (i)  a maximum commitment fee on the average unused commitment equal to 0.50% per annum, (ii) an amendment fee equal to 0.375% of the total commitment, (iii) an arrangement fee of

$250,000, (iv) an annual administration fee of $5,000, (v) legal fees of approximately $45,000 and (vi) NUSCO expenses of approximately $10,000.

D.   USE OF PROCEEDS

          16.  The amendment will permit the Trust to continue to finance the purchase of nuclear fuel in an efficient and cost effective manner,

relative to current market conditions and operational needs, while the

Millstone units are being returned to service.  The Facility, modified as proposed herein, constitutes the most practical and economical method currently available to meet the Trust's financing needs.

E    OTHER APPROVALS

     17.  The Petitioner is subject to the jurisdiction of the Securities and Exchange Commission (SEC) under the Public Utility Holding Company Act of 1935 (1935 Act) and will shortly file an Application/Declaration with the SEC seeking approval of the proposed modification to the terms of the

Facility.  The Department's attention is directed to fact that the practice of the SEC under the 1935 Act is to not issue its order until the SEC has received a certified copy of the decision of the Department.

     18.  The Companies have requested that the State of Connecticut

Department of Public Utilities Control reopen its Docket No. 91-06-04, in which it approved the 1991 restructuring of the nuclear fuel financing arrangements, in order to approve the current proposed modifications to the terms of the Facility.

F.   TESTIMONY AND EXHIBITS

     19.  At least seven days prior to the hearing on this Petition, the

Petitioner will file in support of this Petition the exhibits not listed with an asterisk in Appendix I hereto.  Those exhibits listed with an asterisk are being filed with this Petition.







     WHEREFORE, pursuant to <section> 17A of Chapter 164 of the General

Laws of Massachusetts and the Department's orders dated December 15, 1981

(in D.P.U. 873) and December 13, 1991 (in Docket No.  91-129), the

Petitioner hereby requests:

     A.   That the Department approve the proposed amendments to the nuclear fuel financing arrangements.  In order to enable the Petitioner to extend the Facility prior to its maturity, the Petitioner requests such approval by January 21, 1998.

     B.   That, in the interests of greater financial flexibility, the

Department authorize the Petitioner to effect future extensions for any intervals of up to two years with the consent of the banks and with terms at least as favorable as those approved in the Order as modified herein with respect to interest rates.

     C.   That the Department grant such other and further orders,

approvals and consents as it shall deem proper.

          Dated this 5th day of December, 1997.



                    Respectfully submitted,

                    WESTERN MASSACHUSETTS ELECTRIC COMPANY



                    By   /s/ Stephen Klionsky
                         Stephen Klionsky, Esq.
                         Northeast Utilities Service Company

                             APPENDIX I



The following testimony and exhibits will be filed as part of the Petition of Western Massachusetts Electric Company (WMECO) for the Department of

Telecommunications and Energy's approval of proposed modifications to certain nuclear fuel financing arrangements.  Those exhibits noted with an asterisk are being filed with this initial Petition and the remaining exhibits will be filed at least seven days prior to a hearing on this matter.

*1.  Testimony of Mr.David R. McHale, Assistant Treasurer - Finance of

     WMECO.

2.   Financial Statements

     2.1  Balance Sheet of Western Massachusetts Electric Company, per

          books and pro forma, as of September 30, 1997.

     2.2  Statement of Income and Statement of Retained Earnings of Western

          Massachusetts Electric Company, per books and pro forma, 12 months ended as of  September 30, 1997.

3.   Resolutions of the Boards of Directors of Western Massachusetts

     Electric Company approving the proposed amendments to the Credit

     Agreement.

4.   Application/Declaration on form U-1 filed with the Securities and

     Exchange Commission, seeking approval of the amendment to the credit facility, under the Public Utility Holding Company Act of 1935.

*5.  Letter to the State of Connecticut Department of Public Utilities

     Control requesting the reopening of its Docket No. 91-06-04, in which it approved the 1991 restructuring of the nuclear fuel financing arrangements, and accompanying testimony and exhibits.

*6.  Form of Amended Credit Agreement.

                   COMMONWEALTH OF MASSACHUSETTS

            DEPARTMENT OF TELECOMMUNICATIONS AND ENERGY

                    ----------------------------

                            PETITION OF
              WESTERN MASSACHUSETTS ELECTRIC COMPANY

              FOR APPROVAL OF PROPOSED AMENDMENTS TO
            CERTAIN NUCLEAR FUEL FINANCING ARRANGEMENTS

                         D.T.E. __________

                    ----------------------------

               PREPARED TESTIMONY OF DAVID R. MCHALE
                           ON BEHALF OF
               WESTERN MASSACHUSETTS ELECTRIC COMPANY




I.   INTRODUCTION

Q.   Please state your name.

A.   My name is David R. McHale.

Q.   Please state your position with Western Massachusetts Electric Company

     (WMECO or the Company).

A.   I am the Assistant Treasurer - Finance of WMECO.  I am also the

     Assistant Treasurer - Finance of  The Connecticut Light and Power

     Company (CL&P and, together with WMECO, the Companies), Northeast

     Utilities Service Company (NUSCO) and of Northeast Utilities (NU).



Q.   Will you please state the relationship of NUSCO to WMECO?

A.   NUSCO is a service company that provides, among other things,

     financial planning services to the affiliated companies of the NU

     System. WMECO, together with CL&P, Public Service Company of New

     Hampshire and Holyoke Water Power Company, are the largest operating companies in the NU System.

Q.   What is the purpose of your testimony?

A.   I will describe certain proposed changes in the terms of the credit agreement for the Facility (the Credit Agreement) applicable to the financing of nuclear fuel by the Niantic Bay Fuel Trust (the Trust).



II.  BACKGROUND

Q.   What is the purpose of the Trust?

A.   The Trust was formed in order to provide an efficient framework for the financing of nuclear fuel for the Millstone nuclear units.  WMECO and CL&P own approximately  18.779% and 81.221% (aggregating 100%),

     respectively, of Millstone Unit Nos. 1 and 2 and are responsible for the fuel costs of those units.  WMECO and CL&P own approximately

     12.239% and 52.933% (aggregating 65.172%), respectively, of Millstone

     Unit No. 3 (and are responsible for a like percentage of the fuel costs of Millstone Unit No. 3). The other joint owners of Millstone

     Unit No. 3 are responsible for the remainder of the fuel costs for that unit.



Q.   What is the role of the Trust in the Companies' nuclear fuel financing?

A.   The Trust uses the proceeds of credit financing arrangements to obtain nuclear fuel.  The Trust leases the nuclear fuel to the Companies and utilizes the Companies' lease payments  to service the credit financing.

Q.   When did the Department approve the Trust and the nuclear fuel financing arrangements?

A.   The Department initially approved WMECO's participation in the Trust in D.P.U. 873.  WESTERN MASSACHUSETTS ELECTRIC COMPANY, D.P.U 873, p.

     15 (1981); WESTERN MASSACHUSETTS ELECTRIC COMPANY, D.P.U. 873-A, p. 1

     (1982).  Those orders required WMECO to obtain prior Department approval of material amendments to the Trust arrangements.  The

     Department approved certain material changes to the nuclear fuel financing arrangements in the Trust in its Order dated December 13,

     1991 in Docket No.  91-129 (the Order).

Q.   Please briefly describe the financing arrangements approved by the

     Department in the Order.

A.   The Department approved the substitution of a $230,000,000 revolving credit facility with a syndicate of banks (the Facility) agented by

     First National Bank of Chicago (the Agent) to replace the prior revolving credit facility.  Under the Credit Agreement, each participating bank is severally responsible for making advances (each,

     a Ratable Advance) in an amount not to exceed the amount of its commitment, ratably in proportion to the aggregate commitment of all the participating banks.  Each Ratable Advance bears interest at a rate selected by the Trustee, as directed by the Companies, from among three options:  (i) Eurodollar Rate plus an increment which shall not exceed 0.50%; (ii) a Fixed CD Rate plus an increment which shall not exceed 0.875%; or (iii) a Floating Rate equal to the higher of (A) a rate based on the overnight federal funds rate, plus 0.50% and (B) the

     Agent's corporate base rate.  The restructuring of the Trust's financing arrangements also required numerous changes to the previous documentation with respect to those arrangements.



III. PROPOSED AMENDMENT TO THE FINANCING ARRANGEMENTS

Q.   Why is WMECO proposing to modify the nuclear fuel financing arrangements?

A.   The Credit Agreement provides for an initial term of three years and for successive extensions in one-year increments upon the request of the Companies and the consent of all the banks.  The Facility is presently scheduled to mature on February 19, 1998. The purpose of the proposed modifications is to seek authority to allow the Trust to pay additional fees and interest under the Facility so that it can be extended for nine months.  It is expected that a more permanent restructuring of the Facility can occur after the Millstone units begin to return to service in 1998.

Q.   What is the amount of the commitment which WMECO is seeking from the banks?

A.   The amount which the Companies are seeking under the Facility through

     November 19, 1998 will be up to $100,000,000.  This is an amount which is realistic in light of the Companies' current financial and operational conditions, but it may have to be increased after the

     Millstone units are placed back in operation.



Q.   Are you seeking approval to change the intervals for further extensions?

A.   Yes.  The Order presently allows the Petitioner to extend the Facility in one-year increments from February 19 with the consent of the banks.

     This present extension is for nine months, to November 19, 1998.  The

     Petitioner seeks authority, in the interests of greater financial flexibility, to effect future extensions for any intervals of up to two years with the consent of the banks and with terms at least as favorable as those approved in the Order as modified herein with respect to interest rates.

Q.   Please describe the changes in the interest rate provisions.

A.   The proposed amendment would (i) increase the maximum spread over the

     Eurodollar Rate from 0.50% to 1.625%, (ii) increase the maximum spread over the  Fixed CD Rate from 0.875% to 1.75% and (iii) under the second Floating Rate option, provide for an increase from the Agent's corporate base rate to a spread of 0.50% per annum over the Agent's corporate base rate.

Q.   Why are the banks requiring a higher maximum increment over the

     Eurodollar, Fixed CD and the second floating rate options?

A.   The higher interest rates reflect the lower credit ratings of the

     Companies, which in turn reflect the Millstone outages, the restructuring initiatives in Massachusetts and Connecticut and general market perceptions of the risk of electric utilities in general and nuclear operations in particular.



Q.   What fees will the Companies pay in connection with the proposed amendment of the Facility?

A.   The Companies will pay (i)  a maximum commitment fee on the average unused commitment equal to 0.50% per annum, (ii) an amendment fee equal to 0.375% of the total commitment, (iii) an arrangement fee of

     $250,000, (iv) an annual administration fee of $5,000, (v) legal fees of approximately $45,000 and (vi) NUSCO expenses of approximately

     $10,000.

 Q.  What benefit will the Companies obtain from the proposed amendment?

A.   The amendment will permit the Trust to continue to finance the purchase of nuclear fuel in an efficient and cost effective manner,

     relative to current market conditions and operational needs, while the

     Millstone units are being returned to service.  The Companies hope to reevaluate the Trust in its entirety in mid-1998, but they believe it would be more advantageous to do so after the Millstone units begin returning to service.  By deferring a restructuring of the Facility until that occurs, the Companies hope to find a more receptive bank environment and more favorable terms than would be available at present.

Q.   Will the modifications to the Facility affect Petitioner's ability to restructure if so required?

A.   The proposed modifications to the Facility will have essentially no impact on WMECO's stranded costs or its ability to comply with the electric industry restructuring legislation.  The Facility affects only nuclear fuel financing  requirements and under the new statute it is assumed that WMECO or an affiliate will continue to have to finance its nuclear fuel requirements through the Trust, assuming that this form of financing remains available beyond November 19, 1998.

Q.    Will the proposed amendment require the approval of  any other regulatory body?

A.   Yes. The Companies have requested the State of Connecticut Department of Public Utility Control to approve the proposed modifications and the Companies will shortly file a Declaration/Application with the

     Securities and Exchange Commission for such approval.

Q.   Is it your opinion that the proposed amendment is in the public interest?

A.   Yes.

Q.   Do you have anything that you wish to add?

A.   Yes.  The extension of the Facility is a vital part of the

     Petitioner's liquidity arrangements and, for that reason, the

     Petitioner respectfully requests the Department's prompt attention to this Petition.

Q.   Does that complete your testimony?

A.   Yes.